Exhbit 99.1

NEWS

FOR RELEASE: Tuesday, April 20, 2004

CHARTER COMMUNICATIONS AGREES TO ISSUE

$1.5 BILLION SENIOR SECOND LIEN NOTES

ST. LOUIS - Charter Communications, Inc. (Nasdaq: CHTR - the Company or CCI) announced today that its subsidiaries, Charter Communications Operating, LLC (Charter Operating) and Charter Communications Operating Capital Corp. have agreed to sell $1.1 billion of 8% Senior Second Lien Notes due 2012 and $400 million of 8-3/8% Senior Second Lien Notes due 2014 (collectively, the Notes), for estimated total gross proceeds of $1.5 billion in a private transaction.

Charter Operating expects to use the net proceeds from the sale of the Notes (together with increased borrowings under its amended and restated Charter Operating credit facilities, which is expected to close concurrently with the Notes offering) to refinance indebtedness under the credit facilities of its subsidiaries, CC VI Operating Company, LLC, Falcon Cable Communications, LLC and CC VIII Operating, LLC. The Company said that, subject to market conditions and satisfaction of closing conditions (including the concurrent amendment and restatement of the Charter Operating credit facilities), it anticipated that the sale of the Notes would be completed on April 27, 2004.

The Notes will be sold to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes will not be registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful.

About Charter Communications

Charter Communications, Inc., a broadband communications company, provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital™ and Charter High-Speed Internet Service™. Charter also provides business to business video, data and Internet protocol (IP) solutions through its Commercial Services Division. Advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contacts: Media David Andersen 314-543-2213	Analysts Derek Chang 314-543-2302

Cautionary Statement Regarding Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and our ability to consummate transactions as described in this release, in addition to those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Charter Communications, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.